Exhibit 99.1

RealD Inc. Reports First Quarter Fiscal Year 2016 Financial Results

LOS ANGELES (August 5, 2015) - Global visual technology company RealD Inc. (NYSE: RLD) today announced financial results for its first quarter of fiscal 2016 ended June 30, 2015.

“The first quarter marked a return to profitability for RealD, led by improved global 3D performance,” commented Michael V. Lewis, Chairman and Chief Executive Officer of RealD.  “3D percentages worldwide remain healthy and the fiscal 2016 3D film slate is among the most compelling in recent years.  As a result, the RealD box office grew to approximately $840 million.  Drivers of this growth included a strong global 3D film slate, improved consumer demand and continued growth in China.  With our global cinema platform established, we are well positioned to deliver strong RealD box office and improved operating leverage.”

First Quarter Fiscal 2016 Financial Highlights

•                   Total revenue was $53.6 million, comprised of license revenue of $37.1 million and product and other revenue of $16.5 million. For the first quarter of fiscal 2015, total revenue was $55.2 million, comprised of license revenue of $35.8 million and product and other revenue of $19.4 million.

•                   China license revenue represented 18% of total worldwide license revenue, up from 14% for the first fiscal quarter of 2015.

•                   GAAP net income attributable to common stockholders was $7.3 million, or $0.14 per diluted share, compared to GAAP net income attributable to common stockholders of $5.9 million, or $0.11 per diluted share, for the first quarter of fiscal 2015.

•                   Adjusted EBITDA was $24.6 million, compared to $23.4 million in the first quarter of fiscal 2015.

•                   Adjusted EBITDA is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net income (loss).

Cash Flows and Balance Sheet Highlights

•                   For the three months ended June 30, 2015, cash outflow from operating activities was $4.3 million and total capital expenditures were $4.2 million, resulting in negative free cash flow of $8.5 million.

•                   Free cash flow is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net cash provided by operating activities.

•                   As of June 30, 2015, cash and cash equivalents were $63.0 million and total debt was $40.7 million.

Key Metrics

•                   Estimated box office generated on RealD-enabled screens(1) in the first quarter of fiscal 2016 was $842 million ($458 million domestic, $384 million international).   In the first quarter of fiscal 2015, estimated box office generated on RealD-enabled screens was $787 million ($387 million domestic, $400 million international).

•                   Six 3D films were released in the first quarter of fiscal 2016, compared to ten 3D films in the first quarter of fiscal 2015.  These figures reflect the number of 3D films released domestically during the periods.

•                   International markets generated 60% of license revenue and 19% of product and other revenue in the first quarter of fiscal 2016.

•                   As of June 30, 2015, RealD had deployed approximately 27,000 RealD-enabled screens, an increase of 5% from approximately 25,600 screens as of June 30, 2014, and an increase of 300 screens (50 domestic, 250 international), or 1%, from approximately 26,700 screens as of March 31, 2015.

•                   As of June 30, 2015, RealD had approximately 13,650 domestic screens at approximately 3,000 domestic theater locations and approximately 13,350 international screens at approximately 3,200 international theater locations.

(1)         Estimated domestic box office on RealD-enabled screens represents the estimated 3D box office generated on RealD-enabled domestic screens.  Estimated international box office on RealD-enabled international screens is the estimated 3D box office generated on RealD-enabled international screens.  RealD’s estimates of box office on RealD-enabled screens rely on box office tracking data.  International box office reflects RealD’s estimates of international box office generated on RealD-enabled screens in 19 foreign countries where box office tracking is available.  RealD estimates these countries represent approximately 85% of RealD’s international license revenues.  The 19 foreign countries do not include China.

The following table shows the major domestically produced 3D motion pictures released or scheduled for release on domestic and/or international 3D-enabled screens for the last three quarters of fiscal year 2016 ending March 31, 2016 and the first fiscal quarter of fiscal year 2017 ending March 31, 2017.

(As of August 5, 2015 – Domestic)

Fiscal Q2 2016	Film	Domestic Release Date
(ending 9/30/15)	Terminator Genisys	7/1/2015
	Minions	7/10/2015
	Ant-Man	7/17/2015
	Pixels	7/24/2015
	Underdogs	8/14/2015
	Everest	9/25/2015
	Hotel Transylvania 2	9/25/2015

Fiscal Q3 2016	Film	Domestic Release Date
(ending 12/31/15)	The Martian	10/2/2015
	The Walk	10/9/2015
	Pan	10/9/2015
	Goosebumps	10/16/2015
	Paranormal Activity: The Ghost Dimension	10/23/2015
	Peanuts	11/6/2015
	Hunger Games: Mockingjay, Part 2	11/20/2015
	The Good Dinosaur	11/25/2015
	In the Heart of the Sea	12/11/2015
	Star Wars: The Force Awakens	12/18/2015
	Point Break	12/25/2015

Fiscal Q4 2016	Film	Domestic Release Date
(ending 3/31/16)	The Nut Job 2	1/22/2016
	Kung Fu Panda 3	1/29/2016
	The Finest Hours	1/29/2016
	Zootopia	3/4/2016
	Monster Trucks	3/18/2016
	Batman v Superman: Dawn of Justice	3/25/2016

Fiscal Q1 2017	Film	Domestic Release Date
(ending 6/30/16)	The Jungle Book	4/15/2016
	Captain America: Civil War	5/6/2016
	Angry Birds	5/20/2015
	Alice Through the Looking Glass	5/27/2016
	Warcraft	6/10/2015
	Finding Dory	6/17/2016

Sources: Rentrak and imdb.com.

Conference Call Information

Members of RealD’s management will host a conference call to discuss RealD’s financial results for the first quarter of fiscal 2016, beginning at 4:30 pm ET (1:30 pm PT), today, August 5, 2015. To access the call via telephone, interested parties should dial (855) 769-4820 (U.S.) or (407) 374-0083 (International) ten minutes prior to the start time and use conference ID 81842860.

The conference call will also be broadcast live over the Internet, hosted at the Investor Relations section of RealD’s website at www.reald.com.  An archived replay of the call will be available via webcast at www.reald.com or by dialing (855) 859-2056 (U.S.) or (404) 537-3406 for international callers. The conference ID for the telephone replay is 81842860.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements, including but not limited to: statements concerning anticipated future financial and operating performance; statements regarding the extent and timing of future licensing, products and services, revenue levels and mix, expenses, margins, net income (loss) per diluted share, income taxes, tax benefits, acquisition costs and related amortization, and other measures of results of operations; our expectations regarding demand and acceptance for our technologies and our ability to successfully commercialize our technologies within a particular time frame, if at all; 3D motion picture releases and conversions scheduled for fiscal year 2016 ending March 31, 2016 and beyond, their commercial success and consumer preferences, that, in recent periods, have trended in favor of 2D over 3D; our ability to increase the number of RealD-enabled screens in domestic and international markets and market share; our ability to supply our products to our customers on a timely basis; our relationships with exhibitor and studio partners and the business model for 3D eyewear in North America; any discussion regarding strategic alternatives; the progress, timing and amount of expenses associated with our research and development activities; market and industry growth opportunities and trends in the markets in which we operate, including in 3D content; our plans, strategies and expected opportunities, including the development and evaluation of any potential strategic alternatives; the deployment of and demand for our products and products incorporating our technologies; competitive pressures in domestic and international cinema markets impacting licensing and product revenues; and our ability to execute and achieve anticipated savings or other benefits from our cost reduction efforts.

These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  RealD’s Annual Report on Form 10-K for the twelve months ended March 31, 2015 and other documents filed with the SEC include a more detailed discussion of the risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

To supplement our financial statements presented on a GAAP basis, we provide Adjusted EBITDA and free cash flow as supplemental measures of our performance.  We define Adjusted EBITDA as net income (loss) plus expenses for interest, income taxes, depreciation, amortization, impairment and stock-based compensation plus net foreign exchange loss (gain) plus expenses comprising the non-U.S. GAAP categories “restructuring charges, severance costs and reserves” and “non- recurring expenses” as defined in our Credit Agreement.  We define free cash flow as total cash provided (used) by operating activities less cash used in purchases of property and equipment and cash used in purchases of cinema systems and related components.

We present Adjusted EBITDA in reporting our financial results to provide investors with additional tools to evaluate our operating results in a manner that focuses on what our management believes to be our ongoing business operations. We present free cash flow to provide investors a metric for our capacity to generate cash from our operating and investing activities to sustain our operating activities. Management does not itself, nor does it suggest that investors should, consider any such non-U.S. GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adjusted EBITDA and free cash flow are used by management for planning purposes, including: the preparation of internal budgets, forecasts and strategic plans; in analyzing the effectiveness of business strategies; to evaluate potential acquisitions; in making compensation decisions; and in communications with its Board of Directors concerning financial performance. Because not all companies use identical calculations, our presentation of Adjusted EBITDA and free cash flow may not be comparable to similarly titled measures of other companies.  Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

About RealD Inc.

RealD is a leading global licensor of 3D and other visual technologies.  RealD’s extensive intellectual property portfolio is used in applications that enable a premium viewing experience in the theater, the home and elsewhere.  RealD’s core business is the licensing of RealD Cinema Systems and the product sale of RealD eyewear to motion picture exhibitors to enable a premium viewing experience for 3D motion pictures and alternative 3D content in the theater.

RealD was founded in 2003 and has offices in Beverly Hills, California; Boulder, Colorado; London, United Kingdom; Moscow, Russia; Shanghai, China; Hong Kong; Tokyo, Japan; and Rio de Janeiro, Brazil.  For more information, please visit our website at www.reald.com.

© 2015 RealD Inc.  All Rights Reserved.

Investor Contact:

Andrew Greenebaum / Laura Bainbridge

310-829-5400

investors@reald.com

Media Contact:

Will Hammond

424-702-4758

whammond@reald.com

RealD Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except per share data)

	Three months ended June 30
	2015	2014
Revenue:
License	$37,134	$35,813
Product and other	16,435	19,406
Total revenue	53,569	55,219
Cost of revenue:
License	10,154	10,848
Product and other	12,475	14,350
Total cost of revenue	22,629	25,198
Gross profit	30,940	30,021
Operating expenses:
Research and development	2,818	3,718
Selling and marketing	5,377	5,781
General and administrative	12,920	11,994
Total operating expenses	21,115	21,493
Operating income	9,825	8,528
Interest expense, net	(354)	(472)
Other income	347	160
Income before income taxes	9,818	8,216
Income tax expense	2,494	2,287
Net income	7,324	5,929
Net income attributable to noncontrolling interest	—	—
Net income attributable to RealD Inc. common stockholders	$7,324	$5,929

Earnings per common share:
Basic	$0.14	$0.12
Diluted	$0.14	$0.11
Shares used in computing earnings per common share:
Basic	50,794	49,671
Diluted	52,581	52,770

RealD Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2015	March 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$63,042	$60,333
Accounts receivable, net	53,017	26,748
Inventories	6,660	8,305
Deferred costs – eyewear	798	80
Prepaid expenses and other current assets	4,707	4,770
Total current assets	128,224	100,236
Property and equipment, net	19,785	20,599
Cinema systems, net	78,246	82,243
Goodwill	10,657	10,657
Other intangibles, net	4,494	4,817
Deferred income taxes	2,819	2,461
Other assets	8,334	8,631
Total assets	$252,559	$229,644
Liabilities and equity
Current liabilities:
Accounts payable	$9,911	$9,652
Accrued expenses and other liabilities	24,146	26,640
Deferred revenue	5,919	5,009
Income taxes payable	1,856	1,619
Deferred income taxes	2,942	2,583
Current portion of Credit Agreement	10,635	7,460
Total current liabilities	55,409	52,963
Credit Agreement, net of current portion	30,040	22,380
Deferred revenue, net of current portion	4,055	3,931
Other long-term liabilities	3,974	4,027
Total liabilities	93,478	83,301
Commitments and contingencies
Equity (deficit)
Common stock	377,217	371,689
Accumulated deficit	(219,617)	(226,803)
Accumulated other comprehensive income	1,984	1,960
Total RealD Inc. stockholders’ equity	159,584	146,846
Noncontrolling interest	(503)	(503)
Total equity	159,081	146,343
Total liabilities and equity	$252,559	$229,644

RealD Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Three months ended June 30
	2015	2014
Cash flows from operating activities
Net income	$7,324	$5,929
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	9,561	9,813
Deferred income tax	1	(1)
Non-cash interest expense	92	38
Non-cash stock compensation	4,413	3,971
Non-cash bad debt expense	(860)	118
Loss on disposal of property and equipment	—	9
Impairment of long-lived assets and related purchase commitments	389	1,016
Changes in operating assets and liabilities:
Accounts receivable	(25,409)	(11,172)
Inventories	1,645	1,212
Prepaid expenses and other current assets	65	1,320
Deferred costs - eyewear	(718)	(564)
Other assets	205	(2,283)
Accounts payable	259	(468)
Accrued expenses and other liabilities	(2,494)	694
Other long-term liabilities	(53)	(202)
Income taxes receivable/payable	235	(454)
Deferred revenue	1,034	(2,213)
Net cash provided by (used in) operating activities	(4,311)	6,763

Cash flows from investing activities
Purchases of property and equipment	(571)	(2,895)
Purchases of cinema systems and related components	(3,660)	(5,187)
Proceeds from sale of property and equipment	—	67
Net cash used in investing activities	(4,231)	(8,015)

Cash flows from financing activities
Proceeds from Credit Agreement	12,700	37,300
Repayments on Credit Agreement	(1,865)	(36,250)
Payments of debt issuance costs	—	(895)
Proceeds from exercise of stock options	741	2,010
Proceeds from employee stock purchase plan	374	—
Repurchase of statutory withholdings of stock issued for restricted stock units	(138)	(269)
Net cash provided by financing activities	11,812	1,896
Effect of currency exchange rate changes on cash and cash equivalent	(561)	262
Net increase in cash and cash equivalents	2,709	906
Cash and cash equivalents, beginning of period	60,333	28,800
Cash and cash equivalents, end of period	$63,042	$29,706

RealD Inc.

Schedule of Non-GAAP Reconciliations (Unaudited)

(In thousands)

Reconciliation of Adjusted EBITDA to Net Income

	Three months ended June 30
(in thousands)	2015	2014
Net income	$7,324	$5,929
Add (deduct):
Interest expense, net	354	472
Income tax expense	2,494	2,287
Depreciation and amortization	9,561	9,813
Other income (1)	(347)	(160)
Share-based compensation expense (2)	4,413	3,971
Impairment of assets and intangibles (3)	389	1,016
Cost reduction plan (4)	165	71
Non-recurring expenses (5)	218	—
Adjusted EBITDA (6)	$24,571	$23,399

(1)	Consists of gains and losses from foreign currency exchange and foreign currency forward contracts.
(2)

Represents share-based compensation expense of nonstatutory and incentive stock options, restricted stock units and performance stock units, and employee stock purchase plan to employees, non-employees, officers and directors.

(3)	Represents impairment of long-lived assets, such as fixed assets, theatrical equipment and related purchase commitments and identifiable intangibles.
(4)	Expenses under our Credit Agreement for the non-U.S. GAAP category “restructuring charges, severance costs and reserves.”
(5)	Expenses under our Credit Agreement for the non-U.S. GAAP category “non-recurring costs and expenses”.
(6)

Adjusted EBITDA is not a recognized measurement under U.S. GAAP. For a definition of Adjusted EBITDA and reconciliation to net income (loss), the comparable U.S. GAAP item, see “Use of Non-U.S. GAAP Financial Measures”.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three months ended June 30
(in thousands)	2015	2014
Net cash provided by (used in) operating activities	$(4,311)	$6,763
Purchases of property and equipment	(571)	(2,895)
Purchases of cinema systems and related components	(3,660)	(5,187)
Total free cash flow	$(8,542)	$(1,319)